UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2005

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement. On September 29, 2005 First Advantage Corporation (the “Company”) announced its execution of a revolving credit agreement, with a bank group led by Bank of America, N.A. as the Swing Line Lender, Administrative Agent and Letter of Credit Issuer; LaSalle Bank, National Association, as the Syndication Agent; Wachovia Bank, as the Documentation Agent; and joined by, Suntrust Bank, U.S. Bank National Association, Commerzbank AG, New York and Grand Cayman Branches, and Regions Bank, each as Lenders (the “Credit Agreement”). A copy of the press release is filed as Exhibit 99.1 to this Current Report. Borrowings available under the Credit Agreement total up to $225 million. The Credit Agreement includes a $10 million sub-facility for the issuance of letters of credit and up to a $ 5 million swing loan facility. The credit facility maturity date is September 28, 2010.

Interest on the revolving credit loans will, at the option of the Company, be charged at a Base Rate or Eurodollar Rate. The Base Rate is the higher of the Federal Funds Rate plus 1/2 of 1% and Bank of America’s announced “prime rate.” The Eurodollar Rate is based on a spread over the British Bankers Association LIBOR as published by Reuters. Each swing loans will be a Base Rate Loan.

The agreement contains usual and customary negative covenants for transactions of this type including but not limited to those regarding liens, investments, creation of indebtedness and fundamental changes, as well as financial covenants of consolidated leverage ratio and minimum consolidated fixed charge coverage ratio.

The agreement contains usual and customary provisions regarding acceleration. In the event of a default by the Company under the credit facility, the lenders will have no further obligation to make loans or issue letters of credit and in some cases may, at the option of a majority of the lenders, declare all amounts owed by the Company immediately due and payable and require the Company to provide collateral, and in some cases any amounts owed by the Company under the credit facility will automatically become immediately due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release, dated September 29, 2005, announcing execution of Revolving Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: September 29, 2005